Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 20, 2023, with respect to the consolidated financial statements of Opera Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo Norway

September 25, 2023